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Exhibit (a)(1)(B)

        U.S. DECLARATION OF ACCEPTANCE

To Tender Bearer Shares

With No Par Value

of

Schering Aktiengesellschaft

Pursuant to the Offer Document published on April 13, 2006

by

Dritte BV GmbH

a wholly owned subsidiary of

Bayer Aktiengesellschaft

ACCEPTANCE PERIOD: APRIL 13, 2006 UNTIL MAY 31, 2006

THE ACCEPTANCE PERIOD (AS DEFINED IN THE OFFER DOCUMENT) WILL EXPIRE ON WEDNESDAY, MAY 31, 2006 (24:00 HOURS FRANKFURT AM MAIN (FEDERAL REPUBLIC OF GERMANY) LOCAL TIME ("FRANKFURT TIME"), 6:00 P.M. NEW YORK (U.S.A.) LOCAL TIME ("NEW YORK TIME")), UNLESS THE ACCEPTANCE PERIOD IS EXTENDED. IF THE CONDITIONS TO THE OFFER (AS DEFINED BELOW) ARE SATISFIED OR, IF PERMISSIBLE, WAIVED AT THE EXPIRATION OF THE ACCEPTANCE PERIOD (OTHER THAN THE CONDITION SET FORTH IN SECTION 6.1.2 OF THE OFFER DOCUMENT), AN ADDITIONAL ACCEPTANCE PERIOD (AS DEFINED BELOW) WILL CONTINUE FOR A TWO WEEK PERIOD EXPECTED TO COMMENCE ON FRIDAY, JUNE 9, 2006 AND EXPIRE ON THURSDAY, JUNE 22, 2006 (24:00 HOURS FRANKFURT TIME, 6:00 P.M. NEW YORK TIME).

HOLDERS OF SHARES (AS DEFINED BELOW) AND HOLDERS OF ADSs (AS DEFINED BELOW) WILL HAVE THE RIGHT TO WITHDRAW THEIR ACCEPTANCES OF THE OFFER DURING THE ACCEPTANCE PERIOD, INCLUDING ANY EXTENSION THEREOF. SEE SECTION 14 OF THE OFFER DOCUMENT FOR A DESCRIPTION OF WITHDRAWAL RIGHTS THAT WILL APPLY FOLLOWING EXPIRATION OF THE ACCEPTANCE PERIOD.

The U.S. Settlement Agent for the Offer is:

For Eligible Institutions only: by facsimile transmission to 1-212-815-6433

To confirm facsimile transmission only: 1-212-815-6212

By Mail: The Bank of New York Tender & Exchange Department P.O. Box 11248 Church Street Station New York, NY 10286—1248	By Overnight Delivery: The Bank of New York Tender & Exchange Department 101 Barclay Street—11W New York, NY 10286	By Hand: The Bank of New York Tender & Exchange Department 101 Barclay Street—11W Receive & Deliver Window— Street Level New York, NY 10286

This letter is only for holders of Shares resident in the United States who wish to tender their Shares through The Bank of New York, as U.S. settlement agent (the "U.S. Settlement Agent"). If you tender through the U.S. Settlement Agent, you will not have the ability to trade tendered Shares on an "as-tendered" basis in the official market of the Frankfurt Stock Exchange (Prime Standard). See Sections 5.1.8 and 5.2.5 of the Offer Document. If you wish to be able to trade tendered Shares on an "as tendered" basis, you must tender your Shares through a custodian bank or another securities services company managing your securities deposit account with a registered office or branch in Germany (a "Custodian Institution"). Please contact your Custodian Institution for further information on how to tender your Shares through it.

        Delivery of this U.S. Declaration of Acceptance (as defined below) to an address other than as set forth above will not constitute a valid delivery. You must sign this U.S. Declaration of Acceptance where indicated below and complete the substitute W-9 provided below.

        THE INSTRUCTIONS CONTAINED WITHIN THIS U.S. DECLARATION OF ACCEPTANCE SHOULD BE READ CAREFULLY BEFORE THIS U.S. DECLARATION OF ACCEPTANCE IS COMPLETED.

        U.S. SHAREHOLDERS (AS DEFINED BELOW) WILL BE ENTITLED TO ELECT TO RECEIVE PAYMENT IN U.S. DOLLARS OR EUROS. HOLDERS WHO DO NOT MAKE AN ELECTION WILL RECEIVE PAYMENT IN U.S. DOLLARS.

DESCRIPTION OF SCHERING SHARES TENDERED

Name(s), Address(es) and Daytime Telephone Number(s) of Registered Holder(s)	Number of Shares Tendered (Attach additional list if necessary)

        PLEASE FILL IN BELOW THE REQUIRED INFORMATION REGARDING THE TENDERED SHARES BEING DELIVERED BY BOOK-ENTRY TRANSFER TO THE CLEARSTREAM BANKING AG ("CLEARSTREAM") ACCOUNT NUMBER 7001 (BHF-BANK) FOR THE ACCOUNT OF THE BANK OF NEW YORK (NUMBER 0200662189 ENTITLED "SCHERING US SHARES"):

Name of Tendering Institution

Clearstream Participant Number

Transaction Code No.

        This declaration of acceptance (the "U.S. Declaration of Acceptance") may only be completed by holders of bearer shares with no par value (the "Shares") of Schering Aktiengesellschaft ("Schering"), a German stock corporation, who are resident in the United States ("U.S. Shareholders").

        Delivery of Shares tendered hereby is to be made by book-entry transfer to the Clearstream account number 7001 (BHF-Bank) for the account of The Bank of New York (number 0200662189 entitled "Schering US Shares"), pursuant to the procedures described in Section 5.2 of the Offer Document dated April 13, 2006 (the "Offer Document").

        Upon the delivery by the tendering U.S. Shareholder of this U.S. Declaration of Acceptance to the U.S. Settlement Agent and the tendered Shares in accordance with the previous paragraph, such U.S. Shareholder will be deemed, without any further action by the U.S. Settlement Agent, to have accepted the terms of the Offer with respect to such tendered Shares, subject to the terms and conditions as described in the Offer Document and this U.S. Declaration of Acceptance.

        Acceptance of the Offer in respect of Shares represented by American Depositary Shares ("ADSs") cannot be made by means of this U.S. Declaration of Acceptance. If you hold ADSs, you may obtain an ADS Letter of Transmittal from Innisfree M&A Incorporated (the "Information Agent"). See Instruction 8 of this U.S. Declaration of Acceptance.

        In accordance with German law, holders of Shares, including those represented by ADSs, will be entitled to accept the Offer for two weeks after the expiration of the Acceptance Period and the publication of the results of the Offer by the Bidder (the "Additional Acceptance Period"); provided that at least 143,250,656 Shares, including those represented by ADSs, constituting at least 75% of the 191,000,875 outstanding Shares (including those represented by ADSs and 555,375 Shares issuable upon the exercise of certain options, but excluding 3,554,000 treasury Shares) (the "Minimum Acceptance Threshold"), shall have been tendered at the expiration of the Acceptance Period and the other conditions to the Offer (other than the condition described in section 6.1.2 of the Offer Document) have been satisfied or waived. The Additional Acceptance Period is expected to commence on June 9, 2006 and to expire on June 22, 2006, 24:00 Hours Frankfurt Time / 6:00 p.m. New York Time.

        Your bank, broker or financial advisor can assist you in completing this U.S. Declaration of Acceptance. The instructions included with this U.S. Declaration of Acceptance must be followed. Questions and requests for assistance or for additional copies of the Offer Document and this U.S. Declaration of Acceptance may be directed to the Information Agent at the address and telephone numbers indicated below.

☐ CHECK HERE IF THE SHERING SHARES ARE BEING DELIVERED PURSUANT TO A NOTICE OF GUARANTEED DELIVERY PREVIOUSLY SENT TO THE U.S. SETTLEMENT AGENT. ENCLOSE A COPY OF SUCH NOTICE OF GUARANTEED DELIVERY AND COMPLETE THE FOLLOWING:
Name(s) of Registered Owner(s):

Date of Execution of Notice of Guaranteed Delivery:

Window Ticket Number (if any):

Name of Institution That Guaranteed Delivery:

NOTE: SIGNATURES MUST BE PROVIDED BELOW.

PLEASE READ THE INSTRUCTIONS SET FORTH IN THIS
U.S. DECLARATION OF ACCEPTANCE CAREFULLY.

Ladies and Gentlemen:

        The undersigned hereby tenders to the U.S. Settlement Agent, in accordance with the terms set forth in this U.S. Declaration of Acceptance, the above-described Shares, pursuant to the offer (together with any amendments or supplements thereto, the "Offer") of Dritte BV GmbH, a limited liability company organized under the laws of Germany (the "Bidder"), to all holders of Shares, including those represented by ADSs, to acquire all outstanding Shares, including Shares represented by ADSs, at a purchase price of EUR 86.00 per Share in cash (such amount being referred to herein as the "Offer Price") upon the terms and subject to the conditions described in the Offer Document. The Bidder shall become obligated to pay for the tendered Shares when it gives notice of the satisfaction or waiver of the conditions to the Offer in accordance with Section 6.4 of the Offer Document. Upon the Bidder becoming obligated to pay the Offer Price in respect of tendered Shares, holders of Shares will no longer have any withdrawal rights and shall instead have the right to receive the Offer Price in respect of tendered Shares.

        The undersigned hereby instructs the U.S. Settlement Agent to accept the Offer on behalf of the undersigned with respect to the Shares delivered herewith and hereby acknowledges that if this U.S. Declaration of Acceptance is delivered, and the Custodian Institution who holds Shares tenders Shares as described in this U.S. Declaration of Acceptance, the undersigned will be deemed to have caused the delivery of such Shares and to have agreed (a) to be bound by the terms and conditions of the Offer with respect to the Shares so transferred and (b) that the Bidder and the U.S. Settlement Agent may enforce such agreement against the undersigned's Custodian Institution and against the undersigned, subject to the right of withdrawal set out in Section 14 of the Offer Document and otherwise subject to the terms and conditions of the Offer as described in the Offer Document and this U.S. Declaration of Acceptance.

        Subject to, and effective upon, the Bidder becoming obligated to pay the Offer Price for, and therefore being deemed to have accepted for payment, the Shares tendered herewith, in accordance with the terms of the Offer, the undersigned hereby sells, assigns and transfers to, or upon the order of, the Bidder all right, title and interest in and to all the Shares being tendered hereby (and any and all other Shares or other securities issued or issuable in respect thereof) and all dividends, distributions (including, without limitation, distributions of additional Shares) and rights declared, paid or distributed in respect of such Shares or securities on or after the settlement of the Offer (collectively, "distributions") and irrevocably appoints the U.S. Settlement Agent the true and lawful agent and attorney-in-fact of the undersigned, with full knowledge that the U.S. Settlement Agent is also acting as the agent of the Bidder in connection with the Offer, with respect to such Shares and the distributions, with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest) (a) to transfer Shares and any distributions to Clearstream Banking AG account number 7001 (BHF-Bank), on behalf of the U.S. Settlement Agent, at Clearstream, together, in any such case, with all accompanying evidences of transfer and authenticity to the U.S. Settlement Agent or upon the order of the U.S. Settlement Agent, in each case, acting upon the instruction of the Bidder, (b) to instruct Clearstream to transfer ownership of such Shares on the account books maintained with respect to the Shares, together, in any such case, with all accompanying evidences of transfer and authenticity, to or upon the order of the Bidder, and (c) to receive all benefits and otherwise exercise all rights of beneficial ownership of such Shares (and all such other Shares or securities) and any distributions, all in accordance with the terms and conditions of the Offer. The undersigned agrees that the Bidder may instruct the U.S. Settlement Agent to take the actions specified in clause (a) or (b) above prior to the time the Bidder becomes obligated to pay the Offer Price for the Shares in the Offer. The Bidder shall not have the rights specified in clause (c) above until it becomes obligated to pay the Offer Price for the Shares tendered in the Offer. At such time, the undersigned shall have no further rights with respect to the tendered Shares, except that the undersigned shall have a right to receive from the Bidder the Offer Price in accordance with the Offer.

        By executing this U.S. Declaration of Acceptance, the undersigned hereby irrevocably appoints each designee of the Bidder or one or more of its affiliates as the attorneys-in-fact and proxies of the undersigned, each with full power of substitution, to vote at any annual or special meeting of Schering's shareholders or any adjournment or postponement thereof or otherwise in such manner as each such attorney-in-fact and proxy or his or her substitute shall in his or her sole discretion deem proper with respect to, to execute any written consent concerning any matter as each such attorney-in-fact and proxy or his or her substitute shall in his or her sole discretion deem proper with respect to, and to otherwise act as each such attorney-in-fact and proxy or his or her substitute shall in his or her sole discretion deem proper with respect to, all of the Shares (and any and all distributions) tendered hereby and accepted for payment by the Bidder. This appointment will be effective if and when, and only to the extent that, the Bidder becomes obligated to pay for the Shares pursuant to the Offer following the satisfaction or the waiver by the Bidder of all conditions to the Offer. This power of attorney and proxy are irrevocable and are granted in consideration of the obligation of the Bidder to pay for the Shares in accordance with the terms of the Offer. Such acceptance for payment shall, without further action, revoke any prior powers of attorney and proxies granted by the undersigned at any time with respect to the Shares (and with respect to any and all distributions), and no subsequent powers of attorney, proxies, consents or revocations may be given by the undersigned with respect thereto (and, if given, will not be deemed effective).

        The undersigned hereby represents and warrants that the undersigned has full power and authority to tender, sell, assign and transfer the Shares tendered hereby and all distributions and that, when the Shares are accepted for payment by the Bidder, the Bidder will acquire good, marketable and unencumbered title thereto and to all distributions, free and clear of all liens, restrictions, charges and encumbrances and the same will not be subject to any adverse claims. The undersigned will, upon request, execute and deliver any additional documents deemed by the U.S. Settlement Agent or the Bidder to be necessary or desirable to complete the sale, assignment and transfer of the Shares tendered hereby and all distributions. In addition, the undersigned shall remit and transfer promptly to the U.S. Settlement Agent for the account of the Bidder all distributions in respect of the Shares tendered hereby, accompanied by appropriate documentation of transfer, and, pending such remittance and transfer or appropriate assurance thereof, the Bidder shall be entitled to all rights and privileges as owner of each such distribution and may withhold the entire Offer Price of the Shares tendered hereby or deduct from such Offer Price the amount or value of such distribution as determined by the Bidder in its sole discretion.

        All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned, and any obligation of the undersigned hereunder shall be binding upon the heirs, executors, administrators, personal representatives, trustees in bankruptcy, successors and assigns of the undersigned. Except as stated in the Offer Document, this tender is irrevocable.

        The undersigned understands that the valid tender of Shares pursuant to any one of the procedures described in Section 5.2 of the Offer Document and in the Instructions hereto will constitute a binding agreement between the undersigned and the Bidder upon the terms and subject to the conditions of the Offer (and if the Offer is extended or amended, the terms or conditions of any such extension or amendment). Without limiting the foregoing, if the Offer Price is amended, the price to be paid to the undersigned will be the amended Offer Price notwithstanding the fact that a different price is stated in this U.S. Declaration of Acceptance. The undersigned recognizes that under certain circumstances set forth in the Offer Document, the Bidder may not be required to pay for any of the Shares tendered hereby.

        The undersigned hereby instructs the Bidder and the U.S. Settlement Agent to (i) issue the check for the Offer Price (all payments will be made in U.S. dollars, unless the box electing payment in Euros is checked below) for all of the Shares tendered hereby and purchased in the name(s) of the undersigned, (ii) mail the check for the Offer Price for all of the Shares tendered hereby to the undersigned at the address(es) shown below the undersigned's signature(s) and (iii) credit any Shares tendered herewith by book-entry transfer that are not accepted for payment by crediting the undersigned's account at Clearstream. The undersigned recognizes that the Bidder has no obligation to transfer any Shares from the name of the registered holder thereof if the Bidder does not accept for payment any of the Shares so tendered.

        The Offer Price is EUR 86.00 per Share in cash. The undersigned understands that it may elect to receive the Offer Price for the Shares in Euros or U.S. dollars by checking the appropriate box below under "Election to Receive Offer Price in Euros or U.S. Dollars." If the box electing payment in U.S. dollars is checked, the Offer Price will be converted into U.S. dollars at the U.S. dollar/Euro bid rate as reported by WM/Reuters at 16:00 Hours London, England local time ("London Time") on the date on which the Custodian Institution of the U.S. Settlement Agent receives the consideration for the Offer in Euros from the Bidder (the "Conversion Date"). If the undersigned tenders the Shares, but does not make an election as to whether to be paid in Euros or U.S. dollars, the undersigned will receive the Offer Price in U.S. dollars. The undersigned understands that the U.S. dollar/ Euro exchange rate which is prevailing at the date on which the undersigned tenders Shares to the U.S. Settlement Agent may be different from the rate prevailing on the Conversion Date. In all cases, tendering U.S. Shareholders not electing to receive the Offer Price in Euros will bear the risk of fluctuations in the U.S. dollar/Euro exchange rate. Except as described above, none of Bayer Aktiengesellschaft, the Bidder or any of their respective advisors or agents shall have any responsibility with respect to the actual amount of cash consideration payable other than in Euros.

        This U.S. Declaration of Acceptance shall not be considered complete and valid, and payment in respect of tendered Shares in the Offer will not be made, until after timely receipt by Clearstream, for the account of the U.S. Settlement Agent, of tendered Shares and (ii) the U.S. Settlement Agent of a signed and completed U.S. Declaration of Acceptance and other required documents, as described in the Offer Document and this U.S. Declaration of Acceptance.

ELECTION TO RECEIVE OFFER PRICE IN EUROS OR U.S. DOLLARS
☐ Check box ONLY if you wish to receive all (but not part) of the amount of cash consideration to be paid by a check in Euros.
☐ Check box ONLY if you wish to receive all (but not part) of the amount of cash consideration to be paid by a check in U.S. dollars.

If you elect to receive U.S. dollars or you do not make an election, payment will be made in U.S. dollars equal to the Euro amounts payable to you converted to U.S. dollars at the U.S. dollar/Euro bid rate as reported by WM/Reuters at 16:00 Hours London Time on the Conversion Date.

IMPORTANT SIGN HERE (Please Complete Substitute Form W-9 Included Herein)

X

X

Signature(s) of U.S. Shareholders
Dated
Name(s)
Capacity (Full Title)
(See Instruction 4)
Address
(Include ZIP Code)
Area Code and Telephone Number
Taxpayer Identification or Social Security Number
(See Substitute Form W-9)

(Must be signed by registered holder(s) exactly as name(s) appear(s) on the Share register(s) being tendered or on a security position listing or by person(s) authorized to become registered holder(s) by certificates, endorsements, stock powers and documents transmitted herewith. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, please set forth full title and see Instruction 4.)

  MEDALLION GUARANTEE OF SIGNATURE(S)
  (If required—See Instructions 1)
  FOR USE BY FINANCIAL INSTITUTIONS ONLY.
  PLACE MEDALLION GUARANTEE IN SPACE BELOW.

Authorized Signature(s)
Name
Name of Firm
Address	(Include ZIP Code)
Area Code and Telephone Number
Dated

INSTRUCTIONS

FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER

        1.    Guarantee of Signatures.    No signature guarantee is required on this U.S. Declaration of Acceptance if such Shares are tendered for the account of a financial institution (including most commercial banks, savings and loan associations and brokerage houses) that is a participant in the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Guarantee Program or the Stock Exchange Medallion Program (each, an "Eligible Institution"). In all other cases, all signatures on this U.S. Declaration of Acceptance must be Medallion guaranteed by an Eligible Institution.

        2.    Requirements of Tender.    U.S. Shareholders wishing to tender their Shares in the Offer pursuant to the procedure for tender by book-entry transfer set forth in Section 5.2 of the Offer Document must (a) deliver to the U.S. Settlement Agent at one of its addresses set forth herein, this U.S. Declaration of Acceptance properly completed and duly executed with any required Medallion signature guarantees and any other documents required by this U.S. Declaration of Acceptance and (b) instruct the Clearstream participant through which such U.S. Shareholders hold their Shares to deliver such Shares by means of book-entry transfer into the Clearstream account number 7001 BHF-Bank, for the account of the U.S. Settlement Agent (Number 0200662189 entitled "Schering US Shares"), in each case prior to the expiration of the Acceptance Period or the Additional Acceptance Period, as the case may be.

        A valid tender will be deemed to have been received only when the U.S. Settlement Agent receives both a duly completed and signed U.S. Declaration of Acceptance and confirmation of book-entry transfer of the related Shares into its Clearstream account.

        U.S. Shareholders who cannot complete the procedure for delivery by book-entry transfer on a timely basis or who cannot deliver all other required documents to the U.S. Settlement Agent prior to the expiration of the Acceptance Period or the Additional Acceptance Period, as the case may be, may tender their Shares by properly completing and duly executing a notice of guaranteed delivery pursuant to the guaranteed delivery procedure set forth in Section 5.2 of the Offer Document. Pursuant to such procedure: (A) such tender is made by or through an Eligible Institution; (B) a properly completed and duly executed notice of guaranteed delivery, substantially in the form made available by the Bidder ("Notice of Guaranteed Delivery"), is received by the U.S. Settlement Agent prior to the expiration of the Acceptance Period or the Additional Acceptance Period, as applicable; and (C) within three NYSE Trading Days after the date of execution of such Notice of Guaranteed Delivery, the U.S. Shareholder delivers to the U.S. Settlement Agent (i) a book-entry confirmation regarding the transfer of its Shares into the account of the U.S. Settlement Agent at Clearstream as described above, together with (ii) either a properly completed and duly executed U.S. Declaration of Acceptance or a manually executed facsimile copy, with any required Medallion signature guarantee. "NYSE Trading Day" refers to any day on which the New York Stock Exchange is open for business. A Notice of Guaranteed Delivery may only be delivered to the U.S. Settlement Agent.

        The method of delivery of this U.S. Declaration of Acceptance and all other required documents, including delivery through Clearstream, is at the option and the risk of the tendering shareholder and the delivery will be deemed made only when actually received by the U.S. Settlement Agent. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

        No alternative, conditional or contingent tenders will be accepted and no fractional Shares will be purchased. All tendering U.S. Shareholders, by execution of this U.S. Declaration of Acceptance, waive any right to receive any notice of the acceptance of the Shares for payment.

        3.    Inadequate Space.    If the space provided herein is inadequate, the certificate numbers and/or the number of Shares and any other required information should be listed on a separate signed schedule attached hereto.

        4.    Signatures on U.S. Declaration of Acceptance, Stock Powers and Endorsements.    If any of the Shares tendered hereby are held of record by two or more joint owners, all such owners must sign this U.S. Declaration of Acceptance.

        If any of the tendered Shares are registered in different names, it will be necessary to complete, sign and submit as many separate Declarations of Acceptance as there are different registrations.

        If this U.S. Declaration of Acceptance is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and proper evidence satisfactory to the Bidder of the authority of such person so to act must be submitted.

        5.    Taxpayer Identification Number and Backup Withholding.    United States federal income tax law generally requires that a holder of Shares whose tendered Shares are accepted for purchase must provide the U.S Settlement Agent (as payor) with such holder's correct Taxpayer Identification Number ("TIN"), or otherwise establish an exemption. If the U.S Settlement Agent is not provided with the correct TIN or an adequate basis for an exemption, such holder may be subject to a $50 penalty imposed by the Internal Revenue Service (the "IRS") and backup withholding in an amount equal to 28% of the amount of the gross proceeds received pursuant to the Offer. If withholding results in an overpayment of taxes, a refund may be obtained, provided that the required information is timely furnished to the IRS.

        To prevent backup withholding, each tendering holder of Shares that is a U.S. person must provide such holder's correct TIN by completing the Substitute Form W-9 set forth herein, certifying that the TIN provided is correct (or that such holder is awaiting a TIN) and that (a) the holder is exempt from backup withholding, (b) the holder has not been notified by the IRS that such holder is subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified the holder that such holder is no longer subject to backup withholding. Such holder must also certify that such holder is a "U.S. person" as defined under the Internal Revenue Code and applicable Treasury regulations.

        If a holder of Shares that is a U.S. person does not have a TIN, such holder should check the box in Part 3 of the Substitute Form W-9, and sign and date the Substitute Form W-9 and the Certificate of Awaiting Taxpayer Identification Number. If the holder does not provide such holder's TIN to the U.S Settlement Agent before payment is made, the U.S Settlement Agent will apply backup withholding in an amount equal to 28% of the amount of the gross proceeds received by such holder pursuant to the Offer.

        If the Shares are held in more than one name or are not in the name of the actual owner, consult the enclosed guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for information on which TIN to report.

        Exempt holders (including among others, all corporations and certain foreign individuals) are not subject to these backup withholding and reporting requirements. To prevent possible erroneous backup withholding, an exempt holder that is a U.S. person should fill out the Substitute Form W-9 and write "exempt" below its TIN. In order for a nonresident alien or foreign entity to qualify as exempt, such person must submit a completed applicable Form W-8BEN, W8ECI, W-8EXP or W-8IMY, "Certificate of Foreign Status," as the case may be, signed under penalties of perjury attesting to such exempt status. Such form may be obtained from the U.S Settlement Agent or the IRS at its website: www.irs.gov.

        6.    Requests for Assistance or Additional Copies.    Questions and requests for assistance or additional copies of the Offer Document, this U.S. Declaration of Acceptance, the Notice of Guaranteed Delivery and the Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 may be directed to the Information Agent at the address and phone numbers set forth below, or from brokers, dealers, commercial banks or trust companies.

        7.    Waiver of Conditions.    Subject to the rules and regulations of the Securities and Exchange Commission and applicable German law, the Bidder reserves the right, in its sole discretion, to waive, at any time or from time to time, any of the specified conditions of the Offer specified in the Offer Document, in whole or in part.

        8.    Holders of ADSs.    Holders of ADSs have been sent a form of ADS Letter of Transmittal with the Offer Document and may not accept the Offer in respect of such ADSs pursuant to this U.S. Declaration of Acceptance. If any holder of ADSs needs to obtain a copy of the form of ADS Letter of Transmittal, such holder should contact the Information Agent at the appropriate address and telephone numbers set forth in the Offer Document.

        9.    Additional Acceptance Period.    In accordance with German law, holders of Shares, including those represented by ADSs, will be entitled to accept the Offer during the Additional Acceptance Period, a two-week period after the expiration of the Acceptance Period and the publication of the results of the Offer by the Bidder; provided that the Minimum Acceptance Threshold is achieved within the Acceptance Period and the other conditions to the Offer (other than the condition described in section 6.1.2 of the Offer Document) have been satisfied or waived. The Additional Acceptance Period is expected to commence on June 9, 2006 and to expire on June 22, 2006, 24:00 Hours Frankfurt Time / 6:00 p.m. New York Time. U.S. Shareholders will be entitled to tender their Shares using this U.S. Declaration of Acceptance during the Additional Acceptance Period.

IMPORTANT:

        THIS U.S. DECLARATION OF ACCEPTANCE TOGETHER WITH ANY REQUIRED SIGNATURE GUARANTEES, AND ANY OTHER REQUIRED DOCUMENTS, MUST BE RECEIVED BY THE U.S. SETTLEMENT AGENT PRIOR TO THE EXPIRATION OF THE ACCEPTANCE PERIOD OR THE ADDITIONAL ACCEPTANCE PERIOD, AS APPLICABLE, AND THE SHARES MUST BE DELIVERED PURSUANT TO THE PROCEDURES FOR BOOK-ENTRY TRANSFER PRIOR TO THE EXPIRATION OF THE ACCEPTANCE PERIOD OR THE ADDITIONAL ACCEPTANCE PERIOD, AS APPLICABLE, OR THE TENDERING HOLDER OF THE SHARES MUST COMPLY WITH THE PROCEDURES FOR GUARANTEED DELIVERY.

PAYER'S NAME: The Bank of New York

SUBSTITUTE FORM W-9 Department of the Treasury Internal Revenue Service Payor's Request for Taxpayer Identification Number (TIN)
Part 1—PLEASE PROVIDE YOUR NAME AND TIN IN THE BOX AT RIGHT AND CERTIFY BY SIGNING AND DATING BELOW.
Part 2—
Certification—Under penalty of perjury, I certify that:
(1) The number shown on this form is my correct Taxpayer Identification Number (or I am waiting for a number to be issued to me), and
(2) I am not subject to backup withholding because (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (the "IRS") that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and
	(3) I am a U.S. person (including a U.S. resident alien).	Name Social Security Number OR Employer Identification Number Part 3— ☐ Awaiting TIN

CERTIFICATE INSTRUCTIONS—You must cross out item (2) above if you have been notified by the IRS that you are currently subject to backup withholding because of under-reporting interest or dividends on your tax re turn. However, if after being notified by the IRS that you were subject to backup withholding you received another notification from the IRS that you are no longer subject to backup withholding, do not cross out such item (2).

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

Sign Here	SIGNATURE DATE

NOTE: FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING OF 28% OF ANY PAYMENTS MADE TO YOU PURSUANT TO THE OFFER. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.

YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU CHECKED THE BOX IN PART 3 OF THE SUBSTITUTE FORM W-9.

CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (1) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office, or (2) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number by the time of payment, 28% of all reportable payments made to me will be withheld.

Signature	Date

Any questions or requests for assistance may be directed to the information agent at its address and telephone numbers set forth below. Requests for additional copies of the Offer Document or this U.S. Declaration of Acceptance may be directed to the Information Agent. U.S. Shareholders may also contact their custodian institutions, brokers, dealers, commercial banks or other nominees for assistance concerning the Offer.

The Dealer Manager in the United States for the Offer is:

Credit Suisse Securities (USA) LLC

Eleven Madison Avenue
New York, New York 10010 - 3629
United States of America
1-800-318-8220 (toll free)

The Information Agent for the Offer is:

Innisfree M&A Incorporated

501 Madison Avenue, 20th Floor
New York, NY 10022
United States of America
00 800 7710 9970 (toll free in the EU)
1-877-717-3925 (toll free in the United States and Canada)
+1-412-232-3651 (call collect from all other countries)
1-212-750-5833 (banks and brokers call collect)

The U.S. Settlement Agent for the Offer is:

For Eligible Institutions only: by facsimile transmission to 1-212-815-6433

To confirm facsimile transmission only: 1-212-815-6212

By Mail:	By Overnight Delivery:	By Hand:
The Bank of New York Tender & Exchange Department P.O. Box 11248 Church Street Station New York, NY 10286—1248	The Bank of New York Tender & Exchange Department 101 Barclay Street—11W New York, NY 102486	The Bank of New York Tender & Exchange Department 101 Barclay Street—11W Receive & Deliver Window—Street Level New York, NY 10286

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NOTE: SIGNATURES MUST BE PROVIDED BELOW. PLEASE READ THE INSTRUCTIONS SET FORTH IN THIS U.S. DECLARATION OF ACCEPTANCE CAREFULLY.
INSTRUCTIONS FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER
IMPORTANT